UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): November 13, 2018

CDK Global, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-36486	46-5743146
(Commission File Number)	(I.R.S. Employer Identification Number)

1950 Hassell Road, Hoffman Estates, IL 60169
(Registrant's telephone number, including area code)

(847) 397-1700

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Registrant’s 2018 Annual Meeting of Stockholders was held on November 13, 2018. There were present at the meeting, either in person or by proxy, holders of 112,867,708 shares of common stock.

1.	The following nominees were elected to the Registrant’s Board of Directors for the ensuing year. The votes cast for each nominee were as follows:

Name	For	Withhold	Broker Non-Votes
Leslie A. Brun	89,203,521	5,617,927	18,046,260
Willie A. Deese	91,052,176	3,769,272	18,046,260
Amy J. Hillman	93,766,984	1,054,464	18,046,260
Brian M. Krzanich [1]	94,357,675	463,773	18,046,260
Eileen J. Martinson	94,422,166	399,282	18,046,260
Stephen A. Miles	93,799,052	1,022,396	18,046,260
Robert E. Radway	94,386,148	435,300	18,046,260
Stephen F. Schuckenbrock	94,382,716	438,732	18,046,260
Frank S. Sowinski	93,816,459	1,004,989	18,046,260

[1] Substitute nominee for Brian P. MacDonald

2.	The results of the advisory voting on executive compensation of our Named Executive Officers for the fiscal year ending June 30, 2018 were as follows:

For	Against	Abstain	Broker Non-Votes
91,120,091	3,287,856	413,501	18,046,260

3.	The results of the voting to ratify the appointment of Deloitte & Touche LLP to serve as the Registrant's independent registered public accounting firm for the fiscal year ending June 30, 2019 were as follows:

For	Against	Abstain
112,309,255	248,464	309,989

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2018	CDK Global, Inc.
	By:	/s/ JOSEPH A. TAUTGES Joseph A. Tautges Executive Vice President, Chief Financial Officer